Exhibit 10.6

JEFFERIES LOANCORE LLC

LOAN AGREEMENT

Dated as of February 10, 2016

Between

MEDALIST FUND I-A, LLC

as Borrower

And

JEFFERIES LOANCORE LLC as

Lender

i

	4.3	No Conflicts		33
	4.4	Litigation		33
	4.5	Agreements		33
	4.6	Title		34
	4.7	No Bankruptcy Filing		35
	4.8	Full and Accurate Disclosure		35
	4.9	Tax Filings		35
	4.10	ERISA• No Plan Assets		36
	4.11	Compliance		36
	4.12	Major Contracts		37
	4.13	Federal Reserve Regulations; Investment Company Act: Bank Holding Company		37
	4.14	Easements• Utilities and Public Access		37
	4.15	Physical Condition		37
	4.16	Leases		38
	4.17	Fraudulent Transfer		39
	4.18	Ownership of Borrower		39
	4.19	Purchase Options		39
	4.20	Management Agreement		39
	4.21	Hazardous Substances		40
	4.22	Name: Principal Place of Business		40
	4.23	Other Debt		40
	4.24	Assignment of Leases and Rents		40
	4.25	Insurance		40
	4.26	FIRPTA		40
	4.28	Intellectual Property/Websites		41
	4.29	Operations Agreements		41
	4.30	Illegal Activity		41

5.	COVENANTS			41
	5.1	Existence		41
	5.2	Taxes and Other Charges		42
	5.3	Access to Property		42
	5.4	Repairs; Maintenance and Compliance; Alterations		42
		5.4.1	Repairs; Maintenance and Compliance	42
		5.4.2	Alterations	43
	5.5	Performance of Other Agreements		43
	5.6	Cooperate in Legal Proceedings		43
	5.7	Further Assurances		43
	5.8	Environmental Matters		44
		5.8.1	Hazardous Substances	44
		5.8.2	Environmental Monitoring	44
		5.8.3	0 & M Program	46
	5.9	Title to the Property		46
	5.10	Leases		46

5.10.1	Generally	46
5.10.2	Material Leases	46
5.10.3	Minor Leases	48
5.10.4	Additional Covenants with Respect to Leases	48

	5.11	Estoppel Statement		49
	5.12	Property Management		49
		5.12.1	Management Agreement	50
		5.12.2	Termination of Manager	50
	5.13	Special Purpose Bankruptcy Remote Entity		50
	5.14	[Intentionally Deleted]		50
	5.15	Change in Business or Operation of Property		50
	5.16	Debt Cancellation		50
	5.17	Affiliate Transactions		51
	5.18	Zoning		51
	5.19	No Joint Assessment		51
	5.20	Principal Place of Business		51
	5.21	Change of Name, Identity or Structure		51
	5.22	Indebtedness		51
	5.23	Licenses; Intellectual Property; Website		52
		5.23.1 Licenses		52
		5.23.2 Intellectual Property		52
		5.23.3 Website		52
	5.24	Compliance with Restrictive Covenants		52
	5.25	ERISA		52
	5.26	Prohibited Transfers		53
		5.26.1 Generally		53
		5.26.2 Transfer and Assumption		53
	5.27	Liens		57
	5.28	Dissolution		57
	5.29	Expenses		58
	5.30	Indemnity		59
	5.31	Patriot Act Compliance		60
	5.32	Approval of Major Contracts		61

6.	NOTICES AND REPORTING			61
	6.1	Notices		61
	6.2	Borrower Notices and Deliveries		62
	6.3	Financial Reporting		63
		6.3.1	Bookkeeping	63
		6.3.2	Annual Reports	63
		6.3.3	Monthly/Quarterly Reports	64
		6.3.4	Other Reports	64
		6.3.5	Annual Budget	65
		6.3.6	Breach	65

7.	INSURANCE; CASUALTY; AND CONDEMNATION			65
	7.1	Insurance		65
		7.1.1	Coverage	65
		7.1.2	Policies	68
	7.2	Casualty		69
		7.2.1	Notice; Restoration	69
		7.2.2	Settlement of Proceeds	69

	7.3	Condemnation		70
		7.3.1	Notice; Restoration	70
		7.3.2	Collection of Award	70
	7.4	Application of Proceeds or Award		71
		7.4.1	Application to Restoration	71
		7.4.2	Application to Debt	71
		7.4.3	Procedure for Application to Restoration	72

8.	DEFAULTS			73
	8.1	Events of Default		73
	8.2	Remedies		74
		8.2.1	Acceleration	74
		8.2.2	Remedies Cumulative	75
		8.2.3	Severance	75
		8.2.4	Delay	76
		8.2.5	Lender's Right to Perform	76

9.	SECONDARY MARKET PROVISIONS			76
	9.1	Sale of Note and Secondary Market Transaction		76
		9.1.1	General; Borrower Cooperation	76
		9.1.2	Use of Information	77
		9.1.3	Borrower Obligations Regarding Disclosure Documents	77
		9.1.4	Borrower Indemnity Regarding Filings	78
		9.1.5	Indemnification Procedure	78
		9.1.6	Contribution	79
	9.2	Severance of Loan		79

10.	MISCELLANEOUS			80
	10.1	Exculpation		80
	10.2	Brokers and Financial Advisors		83
	10.3	Retention of Servicer		83
	10.4	Survival		84
	10.5	Lender's Discretion; Rating Agency Review Waiver		84
	10.6	Governing Law		85
	10.7	Modification, Waiver in Writing		86
	10.8	Trial by Jury		87
	10.9	Headings/Schedules		87
	10.10	Severability		87
	10.11	Preferences		87
	10.12	Waiver of Notice		87
	10.13	Remedies of Borrower		88
	10.14	Prior Agreements		88
	10.15	Offsets, Counterclaims and Defenses		88
	10.16	Publicity		88
	10.17	No Usury		88
	10.18	Conflict; Construction of Documents; Reliance		89
	10.19	No Joint Venture or Partnership; No Third Party Beneficiaries		89
	10.20	Yield Maintenance Premium		90
	10.21	Assignments and Participations		90

v

10.22	INTENTIONALLY DELETED	90
10.23	Waiver of Marshalling of Assets	90
10.24	Joint and Several Liability	90
10.25	Creation of Security Interest	91
10.26	Set-Off	91
10.27	Counterparts	91
10.28	Negation of Implied Right to Cure Events of Default	91

Schedule 1	Required Repairs	Sch.-1

Schedule 2	Exceptions to Representations and Warranties	Sch.-2

Schedule 3	Rent Roll	Sch.-3

Schedule 4	Organization of Borrower	Sch.-4

Schedule 5	Definition of Special Purpose Bankruptcy Remote Entity	Sch.-5

Schedule 6	Intellectual Property/Websites	Sch.-6

Schedule 7	REA	Sch.-7

Schedule 8	Leasing Plan	Sch.-8

LOAN AGREEMENT

LOAN AGREEMENT dated as of February 10, 2016 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") between MEDALIST FUND I-A, LLC, a Delaware limited liability company (together with its permitted successors and assigns, "Borrower"), and JEFFERIES LOANCORE LLC, a Delaware limited liability company (together with its successors and assigns, "Lender").

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1    Specific Definitions. The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; or (ii) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in such Person; or (iii) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or (iv) which is a member of the family (as defined in Section 267(c)(4) of the Code) of such Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of such Person; or (v) which directly or indirectly is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of such Person.

Approved Capital Expenses: Capital Expenses incurred by Borrower, which Capital Expenses shall either be (i) included in the Approved Capital Budget for the current calendar month or (ii) approved by Lender.

Approved Leasing Expenses: actual out-of-pocket expenses incurred by Borrower and payable to (i) third parties that are not Affiliates of Borrower or Guarantor or (ii) Affiliates of Borrower that have been approved by Lender in Lender's sole discretion, in each case leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

Approved Major Lease Leasing Expenses: actual out-of-pocket expenses incurred by Borrower and payable to third parties that are not Affiliates of Borrower or Guarantor in releasing space demised under a Major Lease at the Property pursuant to replacement Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, or (B) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

1

Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by Borrower which (i) are included in the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender.

Available Cash: as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vi) of Section 3.1 1 (a) hereof.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period: shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) a Default or an Event of Default, or (iii) if, as of any Calculation Date, the DSCR is less than 1.1 Ox (a "DSCR Cash Management Period") or (iv) the commencement of a Lease Sweep Period; and shall end c upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (l) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has determined that the Property has achieved a DSCR of at least 1.10x for two (2) consecutive Calculation Dates or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control: with respect to any Person, either (i) ownership directly or indirectly of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

2

DSCR: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the three (3)-month period ending with the most recently completed calendar month to (ii) the scheduled Debt Service payments due under the Note with respect to such period.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

Defeasance Collateral: U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments; provided, however, in no event shall such payments, in the aggregate, be less than the sum of (A) the then outstanding Principal amount of the Loan as of the Defeasance Date and (B) one percent (1%) of the then outstanding Principal amount of the Loan as of the Defeasance Date.

Deposit Bank: Wells Fargo Bank, National Association, or such other bank or depository selected by Lender in its discretion.

Eligible Account: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) if a Securitization has occurred, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations 9. I O(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

3

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-I by S&P, P-l by Moody's and F-l+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) "AA" by S&P, (ii) "AA" and/or "Fl+" (for securities) and/or "AAAmmf” (for money market funds), by Fitch and (iii) "Aa2" by Moody's; provided, however, for the purposes of the Deposit Bank, the definition of Eligible Institution shall have the meaning set forth in the Deposit Account Agreement.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: means any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower and/or Guarantor, or is treated as a single employer together with Borrower and/or Guarantor under Section 414 of the Code or Title IV of ERISA.

Fiscal Year: each twelve (12) month period commencing on January I and ending on December 3 1 during each year of the Term.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Gold's Gym Lease: that certain Lease Agreement between Gastonia Fitness Group, Inc. and Virginia Avenue, LLC, dated October 22, 2010, for 1 1,894 square feet, as previously assigned and amended.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: William Richard Elliott and Thomas Edward Messier, or any other Person that now or hereafter guarantees any of Borrower's obligations hereunder or any other Loan Document.

Interest Period: (i) the period from the date hereof through the first day thereafter that is the 5th day of a calendar month and (ii) each period thereafter from the 6th day of each calendar month through the 5th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

4

Interest Rate: a rate of interest equal to 4.70% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Key Principals: William Richard Elliott and Thomas Edward Messier.

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Lease Sweep Period: the period which shall commence and end as hereinafter provided.

A Lease Sweep Period shall commence on the first Payment Date following the occurrence of any of the following:

(i)        the date that is twelve (12) months prior to the end of the term of any Major Lease (including any renewal terms), or

(ii)       the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); or

(iii)       any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; or

(iv)       any Major Tenant shall discontinue its business at its premises (i.e., "goes dark") or give notice that it intends to discontinue its business; or

(v)       the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or

(vi)       the occurrence of a Major Tenant Insolvency Proceeding.

5

A Lease Sweep Period shall end upon the occurrence of any of the following:

(1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii), or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant(s) irrevocably exercise its/their renewal or extension option(s) (or otherwise enters into an extension agreement(s) with Borrower and acceptable to Lender) with respect to all of the space demised under the subject Lease(s), and in Lender's judgment, sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) for such Lease(s) and any other anticipated expenses in connection with such renewal(s) or extension(s), or (B) the date on which all of the space demised under the subject Lease(s) (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement Lease or replacement Leases approved by Lender, and entered into in accordance with Section 5.10 hereof, and all Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) (and any other expenses in connection with the re-tenanting of such space(s)) have been paid in full;

(2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six (6) consecutive months following such cure; or

(3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant Insolvency Proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to Lender.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

6

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender in the aggregate principal amount equal to the Loan (the "Note"), (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower (or the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee, as the case may be) in favor of Lender which covers the Property (the "Mortgage"), (iii) the Assignment of Leases and Rents from Borrower to Lender (the "Assignment of Leases and Rents"), (iv) the Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) the Clearing Account Agreement (the "Clearing Account Agreement") among Borrower, Lender, Manager and the Clearing Bank, (vi) the Deposit Account Agreement (the "Deposit Account Agreement") among Borrower, Lender, Manager and the Deposit Bank and (vii) the Guaranty of Recourse Obligations made by Guarantor; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.2 hereof).

Major Contract: (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include, without limitation, contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

Major Lease: that certain lease between Virginia Avenue, LLC and Gregg Appliances, Inc. dated February 28, 2006, as assigned to Borrower and amended from time to time, that certain lease between The Ghazi Company, LLC and ISH Moore, Inc. dated December 30, 2005, as assigned to Borrower and amended from time to time, and any other Lease which covers 20,000 or more rentable square feet of the Improvements.

Major Tenant: any tenant under either a Major Lease, or under one or more Leases (leased by such tenant and/or its Affiliates), which when taken together cover in the aggregate 20,000 or more rentable square feet of the Improvements.

7

Major Tenant Insolvency Proceeding: (A) the admission in writing by any Major Tenant of its inability to pay its debts generally, or the making of a general assignment for the C benefit of creditors, or the instituting by any Major Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Major Tenant of any Insolvency Law (as hereinafter defined), or the commencement by any Major Tenant of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to any Major Tenant under any Insolvency Law or (B) the instituting of any proceeding against or with respect to any Major Tenant seeking liquidation of its assets or the appointment of (or if any Major Tenant shall consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing. As used herein, the term "Insolvency Law" shall mean Title Il of the United States Code (l I U.S.C. 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.

Management Agreement: the management agreement between Borrower and Manager, pursuant to which Manager is to manage the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

Manager: Shockoe Commercial Properties, LLC, a Virginia limited liability company, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12 hereof.

Material Alteration: any alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Material Lease: all Leases which (A) individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 10,000 square feet of the Improvements, or (ii) have a gross annual rent of more than seven percent (7%) of the total annual Rents of the Property, (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the Property, or (C) are entered into with a tenant who is an Affiliate of Borrower.

Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minor Lease: any Lease that is not a Material Lease.

8

Net Operating Income: for any period, the net operating income of the Property C determined by Lender in its sole but reasonable discretion and on a cash basis of accounting, after (x) deducting therefrom (i) deposits to (but not withdrawals from) any reserves required under this Agreement, (ii) any Rents from tenants operating under bankruptcy protection or from tenants that are not open for business (i.e., have "gone dark"), and (iii) non-recurring extraordinary items of income, and (y) making adjustments for market vacancies, leasing costs and capital items.

Officer's Certificate: a certificate delivered to Lender by Borrower which is signed by a senior executive officer of Borrower.

Operations Agreements: the REA, and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

PACE Loan: (x) any "Property-Assessed Clean Energy loan" or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

Payment Date: the 6th day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with Section 2.2.4 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be April 6, 2016.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

Permitted Open Prepayment Date: the Payment Date that occurs in January, 2021.

Permitted Transfers:

(i) a Lease entered into in accordance with the Loan Documents; or

(ii) a Permitted Encumbrance; or

(iii)  a Transfer and Assumption; or

9

(iv)  provided that no Default or Event of Default shall then exist, a Transfer of an interest in Borrower or Sole Member to any Person provided that:

(A)       such Transfer shall not (x) cause the transferee (other than Key Principal ), together with its Affiliates, to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (y) result in Borrower or Sole Member no longer being Controlled by Key Principal(s);

(B)       after giving effect to such Transfer, Key Principals shall continue to Control the day to day operations of Borrower through the ownership of MEDALIST FUND MANAGER, INC., a Virginia corporation, or otherwise and shall continue to own equity interests (direct or indirect) of Borrower; if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds ten percent (10%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender's satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender;

(D)       Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer; and

(E)       the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

(v)        a REIT Transfer pursuant to Section 5.26.2(d).

10

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Physical and Economic Occupancy: tenants (a) are financially solvent and are not the subject of any bankruptcy and/or insolvency proceeding; (b) have assumed occupancy of the Improvements and are open for business (and have not discontinued their operations, "gone dark" or vacated their premises), and/or have not provided notice of their intent to discontinue their operations, go dark, or vacate their premises; (c) have not terminated their Lease and/or C given notice of intent to terminate; (d) have commenced paying full rent (with no remaining free rent concession periods in effect or remaining) pursuant to Leases acceptable to Lender in accordance with the terms of this Agreement; all as reasonably determined by Lender based on any such documentation that Lender reasonably requires (including, without limitation, tenant estoppel certificates and operating statements for the Property certified by Borrower).

Physical Conditions Report: that certain Property Condition Assessment Report, prepared by AEI Consultants in favor of Lender.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pooling and Servicing Agreement: any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Property: the parcel of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property. The Property is located in Gastonia, North Carolina.

Rating Agency: prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc., a division of Fitch Ratings Ltd. ("Fitch"), DBRS, Inc. and Morningstar, Inc. or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

11

REA: collectively, those certain agreements more particularly described on Schedule 7 attached hereto and made a part hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

Release Date: the earlier to occur of (i) the thirty sixth (36th) Payment Date of the Term and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the final Secondary Market Transaction involving this Loan.

REMIC Trust: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Scheduled Defeasance Payments: the Monthly Interest Payment Amounts required under the Note for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note as of the Stated Maturity Date).

Security Agreement: a security agreement in form and substance that would be satisfactory to Lender (in Lender's sole but good faith discretion) pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

Servicer: a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any Pooling and Servicing Agreement.

Sole Member: Medalist Fund I, LLC, a Delaware limited liability company, the sole member of Borrower.

12

State: the state in which the Property is located.

Stated Maturity Date: March 6, 2021, as such date may be changed in accordance with Section 2.2.4 hereof.

Survey: a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property. In no event shall any PACE Loan be considered a Tax for purposes of this Agreement.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

Transfer: (i) any sale, conveyance, transfer, encumbrance, pledge, hypothecation, lease or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, hypothecate, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in Borrower (including any profit interest), or (z) any direct or indirect interest in Sole Member, (ii) enter into or subject the Property to a PACE Loan or (iii) any change of Control of Borrower or Sole Member. For purposes hereof, (i) a Transfer of an interest in Borrower or Sole Member shall be deemed to include (A) if Borrower or Sole Member or the controlling shareholder of Borrower or Sole Member is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if Borrower, Sole Member or controlling shareholder of Borrower or Sole Member is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (ii) a change of Control of Borrower or Sole Member shall be deemed to have occurred if (Y) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or Sole Member) to take some action or to prevent, restrict or impede Borrower (or Sole Member) from taking some action which, in either case, Borrower (or Sole Member) could take or could refrain from taking were it not for the rights of such individuals or (Z) the individual or entity or group of individuals or entities that Control Borrower (and Sole Member) as described in clause (Y) ever cease to Control the day to day operations of Borrower or own at least twenty percent (20%) of all equity interests (direct or indirect) in Borrower (and Sole Member).

13

UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

U.S. Lease: that certain U.S. Government Lease for Real Property between the United States of America and Virginia Avenue, LLC dated August 12, 2010, as previously assigned and amended.

U.S. Obligations: obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended that are not subject to prepayment, call or early redemption and that are acceptable to the applicable Rating Agencies.

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

Yield Maintenance Premium: an amount equal to the greater of (A) the present value as of the Prepayment Date (as defined below) of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date on the Principal amount of the Loan being prepaid (including an amount equal to the outstanding principal balance on the Principal amount of the Loan being prepaid on the Stated Maturity Date) determined by discounting such payments at the Discount Rate (as defined below) less the Principal amount of the Loan being prepaid and (B) three percent (3%) of the Principal amount of the Loan being prepaid as of the Prepayment Date. As used in this definition, (i) the term "Prepayment Date" means the date on which the applicable prepayment is made; (ii) the term "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15 Selected Interest Rates (the "Release") under the heading "U.S. Government Securities", and the subheading "Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. In the event that the Release is no longer published, Lender shall select a comparable publication to determine the Treasury Rate in its reasonable discretion. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender shall not be obligated to accept any prepayment of the principal balance of this Loan unless it is accompanied by the prepayment consideration due O in connection therewith. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

14

1.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

"Affiliated REIT" - 5.26.2(d)

"Annual Budget " - 6.3.5

"Applicable Similar Law " - 4. I O(b)

"Applicable Taxes " - 2.2.3

"Approved Annual Budget " - 6.3.5

"Approved Capital Budget " - 6.3.5

"Approved Operating Budget " - 6.3.5

"Assignment of Leases and Rents " - 1.1 (Definition of Loan Documents) "Award" - 7.3.2

"Bankruptcy Proceeding" - 4.7

"Borrower 's Recourse Liabilities " - 10. I

"Broker " - 10.2

"Capital Reserve Subaccount " - 3.4

"Cash Collateral Subaccount " - 3.9

"Cash Management Accounts " - 3. I O

"Casualty " - 7.2. I

"Casualty/Condemnation Prepayment " - 2.3.2

"Casualty/Condemnation Subaccount " - 3.7

'Clearing Account " - 3.1

"Clearing Account Agreement " - 1.1 (Definition of Loan Documents)

"Clearing Bank" - 3. I

"Condemnation " - 7.3. I

"Defeasance Collateral Account " - 2.3.3

"Defeasance Event " - 2.3.3

"Defeasance Date " 2.3.3 "Delaware Act " - Schedule 5

"Deposit Account " - 3. I

"Deposit Account Agreement " - 1.1 (Definition of Loan Documents) "Disclosure Document " - 9. I .2

"DSCR Cash Management Period" - 1.1 (Definition of Cash Management Period)

"Easements " - 4.14

"Embargoed Person " - 5.31 (c)

"Endorsement " - 5.26.2

"Environmental Laws " - 4.21

'Equipment " - Mortgage

"Event of Default " - 8. I

"Exchange Act" - 9. I .2

"Fitch " - 1.1 (Definition of Rating Agency)

"Government Lists " - 5.31

"Hazardous Substances " - 4.21

15

"Improvements " - Mortgage

"Indemnified Liabilities " - 5.30

"Indemnified Party " - 5.30

"Independent Director " - Schedule 5

"Insurance Premiums " - 7. I .2

"Insured Casualty " - 7.2.2

"Intellectual Property " - 4.28

"Issuer " - 9. I .3

"Key Gold's Gyn Lease Premises” - 3.5(d)

"Late Payment Charge " - 2.5.3

"Lender Group " - 9. I .3

"Lender's Consultant" - 5.8 1

"Liabilities " - 9. I .3

"Licenses " - 4.1 1

"Loan " - 2. I

"Monthly Interest Payment Amount" - 2.2. I

"Moody's " - 1 .1 (Definition of Rating Agency)

"Mortgage " - 1 .1 (Definition of Loan Documents)

"Nationally Recognized Service Company " - Schedule 5

"Nov Payment Date " - 2.2.4

"New REIT Members " - 5.26.2(d)

"Note " - 1.1 (Definition of Loan Documents)

"Notice " - 6.1

"O & M Program " - 5.8.3

"OFAC" - 5.31

"Operating Expense Subaccount ' 3.6

"Patriot Act " - 5.31

"Patriot Act Offense " - 5.31

"Permitted Indebtedness " - 5.22

"Permitted Investments " - Deposit Account Agreement

"Policies " - 7.1.2

"Principal " - 2. I

"Proceeds " - 7.2.2

"Proposed Material Lease " - 5.10.2

"Provided Information " - 9. I . I

"Qualified Carrier " - 7. I . I

"Registration Statement " - 9. I .3

"REIT SPE" - 5.26.2(d)

"REIT Transfer " - 5.26.2(d)

"Remedial Work" - 5.8.2

"Rent Roll" - 4.16

"Required Records " - 6.3.6

"Required Repairs " - 3.2. I

"Required Repairs Subaccount" - 3.2.2

16

"Restoration " - 7.4. I

"Review Waiver" - 10.5

"Rollover Reserve Subaccount " - 3.5

"S&P 1 .1 (Definition of Rating Agency)

"Secondary Market Transaction " - 9. I . I

"Securities " - 9. I .1

"Securities Act " - 9. I .2

"Securitization " - 9. I .1

"Security Deposit Subaccount" - 3.8

"Servicing Agreement " - 10.3

"Significant Casualty " - 7.2.2

"Single Member Bankruptcy Remote LLC " - Schedule 5

"Special Member"- Schedule 5

"Special Purpose Bankruptcy Remote Entity " - 5.13

"Special Rollover Reserve Subaccount " - 3.5

"Springing Recourse Evenl " - 10.1

"Stabilization Reserve Amount " - 3.5(d)

"Stabilization Subaccount " - 3.5(d)

"Subaccounts " - 3. I

"Successor Borrower " - 2.3.3

"Tax and Insurance Subaccount " - 3.3

"Toxic Mold" -4.21

"Transfer and Assumption " - 5.26

"Transferee Borrower " - 5.26

"Underwriter Group " - 9. I .3

" Underwriters " - 9. I .3

"Unimproved Premises " - 3.5

"Unimproved Premises Reserve Amount " - 3.5

1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof, herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.	GENERAL LOAN TERMS

2.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the "Loan") to Borrower on the date hereof, in the original principal amount of FOURTEEN MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO/IOO DOLLARS ($14,275,000.00) (the "Principal"), which shall mature on the Stated Maturity Date. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. Borrower shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed. The Loan shall be evidenced by the C Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

17

2.2         Interest: Monthly Payments.

2.2.1 Generally.

(a)       From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be due and payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including March 5, 2016.

(b)       On April 6, 2016 and each Payment Date thereafter through and including the Payment Date occurring on February 69 2021, Borrower shall pay interest on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (collectively, the "Monthly Interest Payment Amount").

(c)       All accrued and unpaid interest and unpaid Principal shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal at the Interest Rate to but not including the next Payment Date.

2.2.2 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "Applicable Taxes"). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

18

2.2.4 New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date not earlier than the sixth day of each month (a "New Payment Date"), on thirty (30) days' written notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3          Loan Repayment.

2.3.1 Repayment. Borrower shall repay the entire outstanding principal balance of the Loan in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrower shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.3.2 below, Section 2.3.3 below and Section 2.3.4 below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "Casualty/Condemnation Prepayment"), in the manner and to the extent set forth in Section 7.4.2 hereof. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3. I above, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

19

2.3.3 Defeasance:

(a) Conditions to Defeasance. Provided no Event of Default shall be continuing, Borrower shall have the right after the Release Date and prior to the Permitted Open Prepayment Date to voluntarily defease the entire amount of the Principal and obtain a release of the Lien of the Mortgage by providing the Defeasance Collateral (a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

(i)       Borrower shall give Lender not less than thirty (30) days prior written notice specifying a date (the "Defeasance Date") on which the Defeasance Event is to occur.

(ii)       Borrower shall pay to Lender (A) all payments of Principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

(iii)       Borrower shall, at Lender's option, either (A) deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3 or (B) pay to Lender the amount required to purchase the Defeasance Collateral, in which case Lender shall purchase the Defeasance Collateral and deposit the Defeasance Collateral into the Defeasance Collateral Account;

(iv)       Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(v)       Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, and (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3;

(vi)       Borrower shall deliver to Lender and the Rating Agencies a Rating Comfort Letter as to the Defeasance Event (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

(vii)       Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

20

(viii)       Borrower shall deliver a certificate of a nationally recognized public accounting firm acceptable to Lender certifying that (A) the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments, (B) the revenue from the Defeasance Collateral will be applied within four (4) months of receipt towards payments of Debt Service, (C) the securities that comprise the Defeasance Collateral are not subject to prepayment, call or early redemption and (D) the interest income to O Borrower (or the Successor Borrower, if applicable) from the Defeasance Collateral will not in any tax year exceed the interest expense associated with the defeased Loan;

(ix)       Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(x)       Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and, if a Securitization has occurred, Rating Agency fees and expenses:

(xi)       INTENTIONALLY DELETED.

(b)       Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall C agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(c)       Successor Borrower. In connection with a Defeasance Event under this Section 2.3.3, Borrower shall designate an Affiliate of Lender as a successor entity (the "Successor Borrower") which shall be a Special Purpose Bankruptcy Remote Entity. Borrower shall transfer and assign all obligations, rights and duties under and to the defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. As a condition to such assignment and assumption, Borrower shall deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Note and the Security Agreement, as so assumed, are enforceable against such successor entity in accordance with their respective terms. Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

21

(d)       Appointment as Attorney in Fact. Upon the defeasance of the Loan in accordance with clauses (a). (b) and of this Section 2.3.3, Borrower shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.3.3 or otherwise. In connection with the conditions set forth in this Section 2.3.3, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrower. Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section 2.3.3.

2.3.4 Optional Prepayments. From and after the Permitted Open Prepayment Date, Borrower shall have the right to prepay the Loan in whole (but not in part), provided that Borrower gives Lender at least fifteen (15) days' prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium.

2.4          Release of Property.

20.4.1 Release on Defeasance. If Borrower has elected to defease the Note and the requirements of Section 2.3.3 above and this Section 2.4 have been satisfied, the Property C shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than fifteen (15) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees. Borrower, pursuant to the Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the obligations under the Loan Documents, including payment in full of the unpaid Principal as of the Stated Maturity Date.

22

2.4.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower's designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Lien of the Loan Documents if not theretofore released. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees.

2.5          Payments and Computations.

2.5.1 Making of Payments. Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by I I a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

2.5.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due (except for the final payment of principal, interest and other charges due and payable on the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

23

3.	CASH MANAGEMENT AND RESERVES

3.1           Cash Management Arrangements. Borrower shall cause all Rents to be transmitted directly by tenants of the Property into an Eligible Account (the "Clearing Account") established and maintained by Borrower and reasonably approved by Lender, at a local bank selected by Borrower, which shall at all times be an Eligible Institution (the "Clearing Bank") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if Borrower or Manager receive any Rents, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts into the Clearing Account within one (l) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

3.2         Required Repairs.

3.2.1 Completion of Required Repairs Borrower shall perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule I hereto (the "Required Repairs") within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule I hereto.

3.2.2 Required Repairs Reserves. On the date hereof, Borrower shall deposit with Lender the aggregate amount set forth on Schedule I hereto as being required to complete the Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the "Required Repairs Subaccount"). Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender; (iii) at Lender's option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrower's completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrower.

24

3.3           Taxes and Insurance. Borrower shall pay to Lender (i) $51 ,013.99 on the date hereof on account of Taxes, (ii) $12,561.62 on the date hereof on account of Insurance Premiums, and (iii) on each Payment Date, (x) one-twelfth (l/ 12th) of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (y) one-twelfth (1/12th) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "Tax and Insurance Subaccount"). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.2 hereof and Section 7.1 hereof, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower's right to contest Taxes in accordance with Section 5.2 hereof. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

3.4           Capital Expense Reserves. Borrower shall pay to Lender an amount initially equal to $2,796.65 on each Payment Date. Lender will transfer such amounts into a Subaccount O (the "Capital Reserve Subaccount"). Additionally, upon thirty (30) days' prior notice to Borrower, Lender may reassess and increase the amount of the monthly payment required under this Section 3.4 from time to time in its reasonable discretion (based upon its then current underwriting standards). Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (l) that such funds will be used to pay or reimburse Borrower for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) lien waivers or other evidence of payment satisfactory to Lender, (C) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee on such Approved Capital Expenses.

25

3.5           Rollover Reserves & Stabilization Reserve

(a)            Borrower shall pay to Lender (i) $169,400.00 on the date hereof (the "Unimproved Premises Reserve Amount") on account of outstanding Approved Leasing Expenses with respect to a portion of the Property of approximately 4,235 square feet that is identified as spaces 20 and 21 on the leasing plan attached hereto as Schedule 8 and made a part hereof (collectively, the "Unimproved Premises"), and (ii) an amount initially equal to $5,593.29 on each Payment Date. Lender will transfer such amount into a Subaccount (the "Rollover Reserve Subaccount"). Monthly deposits into the Rollover Reserve Subaccount shall commence on the first Payment Date, shall be suspended whenever the balance in the Rollover Reserve Subaccount, excluding the Unimproved Premises Reserve Amount or the remaining unused balance thereof, equals or exceeds $335,598, and shall resume whenever the balance in the Rollover Reserve Subaccount, excluding the Unimproved Premises Reserve Amount or the remaining unused balance thereof, falls below $335,598. Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all Lease Termination Payments received by Borrower. If Lender determines in its reasonable judgment that the funds in the Rollover Reserve Subaccount will be insufficient to pay the amounts due or to become due for Approved Leasing Expenses, Lender may increase the monthly contribution required to be made by Borrower to the Rollover Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request O therefor (but not more often than once per month), in increments of at least $10,000, provided (i) such disbursement is for an Approved Leasing Expense and any disbursement out of the Unimproved Premises Reserve Amount is for an Approved Leasing Expense with respect to the Unimproved Premises; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (l) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof and that any such funds out of the Unimproved Premises Reserve Amount will be used only to pay (or reimburse Borrower for) an Approved Leasing Expense with respect to the Unimproved Premises, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses. At such time as the Unimproved Premises has been completed in accordance with the terms hereof, the remaining balance, if any, in the Unimproved Premises Reserve Account shall be deposited into the Rollover Reserve Subaccount.

26

(b)          Any Lease Termination Payments and any other funds deposited into the Rollover Reserve Subaccount from the Security Deposit Subaccount in accordance with Section 3.8 hereof shall be applied, at Lender's election, towards either (a) subject to the rights of Borrower under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (b) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrower hereby authorizes Lender to disburse to itself any such amounts without any request therefor by Borrower) or (c) funding any Approved Leasing Expenses (or Approved Major Lease Leasing Expenses, if applicable) which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.5(a) above or Section 3.5(c) below, if applicable).

(c)          On each Payment Date occurring during the continuance of a Lease Sweep Period (provided no Cash Management Period is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all Available Cash (or such portion of Available Cash that shall be allocated by Lender for deposit into the Special Rollover Reserve Subaccount in accordance with Section 3.1 1) shall be paid to Lender. Lender will transfer such amount into a Subaccount (the "Special Rollover Reserve Subaccount"). Borrower shall also pay to Lender for transfer into the Special Rollover Reserve Subaccount any Lease Termination Payments received from any Major Tenant. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Special Rollover Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, provided (i) such disbursement is for an Approved Major Lease O Leasing Expense or Approved Leasing Expense (as the case may be); (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Major Lease Leasing Expense or Approved Leasing Expense (as the case may be); and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (l) that such funds will be used only to pay (or reimburse Borrower for) Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be), and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be). Provided no Default or Event of Default is continuing, upon the termination of the subject Lease Sweep Period, and Lender's receipt of satisfactory evidence that all Approved Major Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) incurred in connection therewith (and any other expenses in connection with the re-tenanting of the applicable space) have been paid in full (which evidence may include (i) a letter or certification from the applicable broker, if any, that all brokerage commissions payable in connection therewith have O been paid and (ii) an estoppel certificate executed by each applicable tenant which certifies that all contingencies under such Lease to the payment of full rent (including Borrower's contribution to the cost of any tenant improvement work) have been satisfied), any funds (if any) remaining in the Special Rollover Reserve Subaccount that have been deposited therein as a result of such Lease Sweep Period shall be disbursed to Borrower; provided, however, if a Cash Management Period is then continuing, then no such funds shall be disbursed to Borrower, and all such funds shall instead be deposited into the Cash Collateral Subaccount, to be applied in accordance with Section 3.9 hereof.

27

(d)           On the date hereof, Borrower shall deposit with Lender $200,000.00 (the "Stabilization Reserve Amount") and Lender shall cause such amount to be transferred to a Subaccount (the "Stabilization Subaccount"). Lender shall disburse funds held in the Stabilization Subaccount to Borrower on or before the date that is fifteen (15) days after the first anniversary of the date hereof, provided that no Default or Event of Default shall have occurred and is continuing at the time of any disbursement request, and that on or before the first anniversary of the date hereof, Borrower has provided lease renewals, amendments, new leases or other written evidence satisfactory to Lender in its sole discretion proving that (i) the U.S. Lease has been renewed for an additional term of not less than three (3) years on terms no less favorable than the terms of the U.S. Lease that are in effect as of the date hereof; and (ii) (A) a portion of the Gold's Gym Lease consisting of approximately 8,979 square feet and shown as space no. 6 on the Leasing Plan (the "Key Gold's Gym Lease Premises") has been either renewed by the existing tenant under the Gold's Gym Lease or replaced with a new lease with such tenant and such renewal or replacement is on terms that are no less favorable than the terms for extension and/or renewal of the Gold's Gym Lease in effect as of the date hereof, or (B) a O new Lease has been signed with a replacement tenant for the Key Gold's Gym Lease Premises and such tenant is in Physical and Economic Occupancy of the Key Gold's Gym Lease Premises pursuant to a replacement lease at a minimum base rent of $15.00 per square foot (triple net), and otherwise on terms and conditions approved by Lender in its sole discretion; and (iii) except as set forth in clauses (i) and (ii) above, all of the tenants under the Leases effective as of the date hereof remain in Physical and Economic Occupancy of their applicable portion of the Property (or, in the event this is not the case, replacement tenants and Leases have been approved by Lender pursuant to the terms hereof that are otherwise on terms no less favorable than the terms of the Leases in effect as of the date hereof and such tenants are in Physical and Economic Occupancy of their applicable portion of the Property). If the Stabilization Reserve Amount is not released to Borrower pursuant to this Subsection 3.5(d), the Stabilization Reserve Amount shall be transferred to the Rollover Reserve Subaccount and be used and disbursed pursuant to this Section 3.5.

28

3.6           Operating Expense Subaccount. During a Cash Management Period, on each Payment Date, a portion of the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the "Operating Expense Subaccount"). Provided no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, within fifteen (15) days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer's Certificate certifying (l) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

3.7          Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount") in accordance with the provisions of Article 7 hereof. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7 hereof.

3.8          Security Deposits. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower's control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of Borrower. After the occurrence of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be O held by Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

29

3.9          Cash Collateral Subaccount. If a Cash Management Period shall have commenced (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "Cash Collateral Subaccount") as cash collateral for the Debt. Notwithstanding the foregoing, if a Lease Sweep Period has occurred and is then continuing during the continuance of any Cash Management Period (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), Lender shall have the right (but not the obligation) to allocate any funds in the Cash Collateral Subaccount to the Special Rollover Reserve Subaccount to be applied in accordance with the terms and conditions of Section 3.5(c) hereof. Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall, upon the termination of such Cash Management Period, be applied and disbursed in accordance with Section 3.1 1 below. Lender shall have the right, but not the obligation, at any time that a Debt Service Cash Management Period has been in effect for two (2) consecutive Calculation Dates (whether or not an Event of Default has occurred and is continuing), in its sole and absolute discretion, to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto).

3.10         Grant of Security Interest: Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, and all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management Accounts"). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order c and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

30

3.11         Property Cash Flow Allocation.

(a)           During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i)        First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3 hereof;

(ii)       Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement;

(iii)      Third, to Lender to pay the Monthly Interest Payment Amount, due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.1 1 (a), then due to Lender under the Loan Documents);

(iv)      Fourth, to make payments into the Capital Reserve Subaccount as required under Section 3.4 hereof;

(v)       Fifth, to make payments into the Rollover Reserve Subaccount as required under Section 3.5(a) hereof;

(vi)      Sixth, to make payments for Approved Operating Expenses as required under Section 3.6 hereof;

(vii)     Seventh, during the continuance of a Cash Management Period triggered solely a result of a Lease Sweep Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Special Rollover Reserve Subaccount in accordance with Section 3.5(c) hereof; and

31

(viii)    Eighth, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9 hereof.

(b)       The failure of Borrower to make all of the payments required C) under clauses (i) through (viii) of Section 3.1 1 (a) above in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)       Notwithstanding anything to the contrary contained in this Section 3.1 1 or elsewhere in the Loan Documents, after the occurrence of a Default or an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

(d)       Notwithstanding the foregoing, at such time as a Cash Management Period is no longer in effect, and so long as no Event of Default has occurred and is continuing, Lender shall disburse to Borrower all proceeds on deposit in the Cash Collateral Subaccount.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 hereto with reference to a specific Section of this Article 4:

4.1           Organization: Special Purpose.

(a)       Each of Borrower and Sole Member is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and Sole Member is duly qualified to do business and is in good standing in the jurisdiction in which the Property is located and in each other jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b)       Borrower has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

32

4.2          Proceedings: Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby. The Loan Documents have been duly authorized, executed and delivered by Borrower and, to the best of Borrower's knowledge, constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.3          No Conflicts. To the best of Borrower's knowledge, the execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower's rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect.

4.4          Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, Sole Member, Guarantor, Manager or the Property, in any court or by or before any other Governmental Authority, which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out its obligations under the Loan Documents), Sole Member, Guarantor, Manager or the use, value, condition or ownership of the Property.

4.5           Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially or adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially or adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

33

4.6           Title. Based on the Title Insurance Policy, Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible c taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. To the best of Borrower's knowledge, the Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on Borrower's interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy. The Permitted Encumbrances, individually or in the aggregate, do not (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (b) materially and adversely affect the value, operation or use of the Property, or (c) impair Borrower's ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may become a Lien prior to, or equal or coordinate priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The Survey does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. With respect to the Title Insurance Policy, (i) the Title Insurance Policy is in full force and effect, (ii) the Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (iii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (iv) the Title Insurance Policy is issued by a title insurance company licensed to issue policies in the State, (v) no claims have been made under the Title Insurance Policy and no other action has been taken that would materially impair the Title Insurance Policy and (vi) the Title Insurance Policy contains no exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the Property is located in a jurisdiction where such affirmative insurance is not available): (a) that the Property has access to O a public road and (b) that the area shown on the Survey is the same as the property legally described in the Mortgage.

34

4.7           No Bankruptcy Filing. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's assets or properties (a "Bankruptcy Proceeding"), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. In addition, neither Borrower nor Sole Member nor any principal nor Affiliate of Borrower or Sole Member has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8           Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

4.9         Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower's tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

35

4.10         ERISA No Plan Assets. As of the date hereof and throughout the Term (i) neither Borrower, Guarantor nor any ERISA Affiliate sponsor, are obligated to contribute to, or are themselves an "employee benefit plan," as defined in Section 3(3) of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower or Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in operation by Section 3(42) of ERISA, (iii) neither Borrower nor Guarantor are or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of c the date hereof, neither Borrower nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligation with respect to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA). Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

4.11        Compliance. Borrower and the Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. The Property is used exclusively for retail use and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the "Licenses"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

36

4.12         Major Contracts. Borrower has not entered into, or is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender. Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute. Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender. No Major Contract has as a party an Affiliate of Borrower.

4.13         Federal Reserve Regulations: Investment Company Act: Bank Holding Company. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.14        Easements Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15        Physical Condition. Except as may be expressly set forth in the Physical Conditions Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection O systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to the Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

37

4.16         Leases. The rent roll attached hereto as Schedule 3 (the "Rent Roll") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord O under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8 hereof; (viii) Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) to the best of Borrower's knowledge, each Lease is the valid, binding and enforceable obligation of Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (xii) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant under such Lease; (xiii) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant under any Lease has already been received by such tenant; (xiv) no tenant under any Lease (or any sublease) is an Affiliate of Borrower; (xv) all tenants under the Leases are open for business and paying full, unabated rent; (xvi) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder; (xvii) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises; (xviii) no tenant under any Lease has any right or option for additional space in the Improvements; and (xix) each tenant under a Material Lease is free from bankruptcy or reorganization proceedings. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

38

4.17        Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is, and immediately following the making of the Loan, will be, greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower).

4.18        Ownership of Borrower. Borrower's exact legal name is: Medalist Fund I-A, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized is: Delaware. Borrower's Tax I.D. number is 901018947 and Borrower's Delaware Organizational I.D. number is 5400508. The sole member of Borrower is Sole Member. The membership interests of the Sole Member and the membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is true, complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

4.19        Purchase Options. Neither the Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

4.20       Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

39

4.21        Hazardous Substances. (i) The Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning O environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property ("Toxic Mold") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (iii) to the best of Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the best of Borrower's knowledge, after due inquiry, no Toxic Mold is on or about the Property which requires remediation; (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted O by or on behalf of Borrower which have not been provided to Lender.

4.22         Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1 hereof, and Borrower has no other place of business.

4.23        Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.24        Assignment of Leases and Rents. The Assignment of Leases and Rents creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

4.25        Insurance. Borrower has obtained and has delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.26        FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

4.27        Fiscal Year. Each fiscal year of Borrower commences on January1.

40

4.28        Intellectual Property/Websites. Other than as set forth on Schedule 6, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, "Intellectual Property") with respect to the Property or the use or operations thereof or is (ii) is the registered holder of any website with respect to the Property (other than tenant websites).

4.29        Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to any Operations Agreement, is in default thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as described herein, the REA has not been modified, amended or supplemented.

4.30        Illegal Activity. NO portion of the Property has been or will be purchased with proceeds of any illegal activity.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or O hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

5.	COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1           Existence. Each of Borrower and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses and all applicable governmental authorizations, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

41

5.2        Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with C due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (iii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, (vii) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties, (viii) such contest shall not affect the ownership, use or occupancy of the Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 5.2. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.3         Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon C reasonable advance notice (which may be given verbally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of tenants under Leases.

5.4         Repairs; Maintenance and Compliance: Alterations.

5.4.1 Repairs: Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within one (l) Business Day after Borrower first receives notice of any such noncompliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

42

5.4.2 Alterations. Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower's financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1 or which is likely to result in a decrease of Net Operating Income by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2. 5.5 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

5.6        Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7        Further Assurances. Borrower shall, at Borrower's sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (ii) provide all such information as Lender may reasonably require to ensure Borrower's ongoing compliance with Sections 5.26 and including ensuring compliance with all "know your customer" procedures as Lender may from time-totime institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Sole Member and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

43

5.8           Environmental Matters.

5.8.1 Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("Lender's Consultant")), promptly after Borrower becomes aware of same, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2 Environmental Monitoring.

(a)       Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

(b)       After the occurrence of an Event of Default or if Lender determines that reasonable cause exists for the performance of such environmental inspection or audit, Borrower shall provide, upon Lender's request, an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender C (subject to the rights of Tenants) and its employees and agents access to the Property and a license to undertake such inspection or audit.

44

(c)       If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("Remedial Work"), Borrower shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower's expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if C) prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (l) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in such contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not fumished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrower's failure to prevail in such contest.

45

(d)       Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.8.3 0 & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for the Property (including with respect to the presence of asbestos and/or lead-based paint) ("O & M Program"), Borrower shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9        Title to the Property. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10       Leases.

5.10.1 Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

5.10.2 Material Leases.

(a)     Borrower shall not enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the O prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender's consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a "Proposed Material Lease") blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender's approval is required under this Agreement within fifteen (15) Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

46

(b)      Provided that no Event of Default is then continuing, to the extent, if any, that Lender's prior written approval is required pursuant to this Section 5.10.29 such request for approval shall be deemed approved if (i) Lender shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days following Lender's receipt of Borrower's written request together with any and all required material information and documentation relating thereto reasonably required by Lender to reach a decision, (ii) Borrower shall have delivered or caused to be delivered to Lender each of the written notices of Lender's failure to respond to Borrower's request within such period in the manner as set forth below, and (iii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Day period following Lender's receipt of the second notice provided for below; provided, however, that if such request is of such nature that it cannot reasonably be approved within such fifteen (15) Business Day period, and Lender is diligently pursuing such approval, Lender shall have such additional time as is reasonably necessary to complete such approval upon notice to Borrower of the need for such additional time, it being agreed that no such extension shall be for a period in excess of an additional ten (10) Business Days. Borrower shall be required to provide Lender, upon Lender's request, with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, including without limitation, lease comparables and other market information as reasonably required by Lender to reach a decision. In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower must contain the aforementioned information together with a written notice sent in accordance with Section 6.1 hereof to Lender marked "PRIORITY" and shall conspicuously state in a font size that is not less than fourteen (14) point bold type "PURSUANT TO SECTION 5.10.2 OF THE LOAN AGREEMENT, THIS IS BORROWER'S FIRST NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED. IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED" and if Lender has failed to so respond by the tenth (10th) Business Day, Borrower shall send a second notice also marked "PRIORITY" and conspicuously stating in a font size that is not less than fourteen (14) point bold type "PURSUANT TO SECTION 5.10.2 OF THE LOAN AGREEMENT, THIS IS BORROWER'S SECOND AND FINAL NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED. IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN FIVE (5) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED."

(c)      Notwithstanding anything to the contrary in this Section 5.10.2, unless expressly agreed to in writing by Lender, any approval by Lender of a Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease pursuant to this Section 5.10.2 shall not be deemed to constitute an approval by Lender of any Approved Leasing Expenses payable in connection therewith for purposes of this Agreement.

47

5.10.3 Minor Leases. (a) Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or O proposed lease or series of leases: (A) shall provide for net effective rental rates comparable to existing local market rates, (B) shall have an initial term (together with all renewal options) of not less than three (3) years or greater than ten (10) years, (C) shall provide for automatic selfoperative subordination to the Mortgage and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Mortgage to the Lease, and (D) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

(b) Notwithstanding anything to the contrary in this Section 5.10.3, unless expressly agreed to in writing by Lender, any approval (to the extent, if any, that Lender's prior written approval is required pursuant to this Section 5.10.3) by Lender of a Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease pursuant to this Section 5.10.3 shall not be deemed to constitute an approval by Lender of any Approved Leasing Expenses payable in connection therewith for purposes of this Agreement.

5.10.4 Additional Covenants with Respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one (l) month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

48

5.11         Estoppel Statement.

(a)       After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal, were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)       Borrower shall deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

5.12        Property Management.

5.12.1 Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed. Without Lender's prior written consent, Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2 below); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Borrower.

49

5.12.2 Termination of Manager. If (i) an Event of Default shall be continuing, or (ii) Manager is in default under the Management Agreement, or (iii) Manager shall become a debtor in any bankruptcy or insolvency proceeding or (iv) upon the gross negligence, malfeasance or willful misconduct of Manager, Borrower shall, at the request of Lender, O terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender's discretion, and, if a Securitization has occurred, the applicable Rating Agencies, on terms and conditions satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies. Borrower's failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender's discretion and, if a Securitization has occurred, the applicable Rating Agencies (and Lender's approval may be conditioned upon Borrower delivering a Rating Comfort Letter if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, and if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction) as to such successor manager and Management Agreement). If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.13        Special Purpose Bankruptcy Remote Entity. Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 5 hereto.

5.14         (Intentionally Deleted).

5.15         Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a retail property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.16        Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

50

5.17        Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party.

5.18         Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19         No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20         Principal Place of Business. Borrower shall not change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days' prior written notice.

5.21         Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender (but subject to the Permitted Transfer provisions in this Agreement). Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

5.22          Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the original amount of the Principal and (C) are paid within thirty (30) days of the date incurred (collectively, "Permitted Indebtedness").

51

5.23         Licenses: Intellectual Property; Website.

5.23.1 Licenses. Borrower shall not Transfer any License required for the operation of the Property.

5.23.2 Intellectual Property. Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property and all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower. Borrower shall not Transfer or let lapse any Intellectual Property without Lender's prior consent.

5.23.3 Website. Any website with respect to the Property (other than tenant websites) shall be maintained by or on behalf of Borrower and any such website shall be C registered in the name of Borrower. Borrower shall not Transfer any such website without Lender's prior consent.

5.24       Compliance with Restrictive Covenants. Borrower shall at all times comply in all material respects with all Operations Agreements. Borrower will not enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

5.25         ERISA.

(l)       Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(2)       Borrower's covenant in clause (I) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA and with respect to which Borrower is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.

(3)       Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or pennit the assets of Borrower to become "plan assets," within the meaning of 29 C.F.R. 25 10.3-101, as modified in application by Section 3(42) of ERISA.

52

(4)       Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) neither Borrower nor Guarantor is or maintains an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) neither Borrower nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) neither the assets of Borrower nor Guarantor constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any "benefit plan investor" as defined in Section 3(42) of ERISA.

5.26         Prohibited Transfers.

5.26.1 Generally. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer. Borrower shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

5.26.2 Transfer and Assumption.

(a)       Notwithstanding the foregoing and subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.2, Borrower shall have a one-time right to Transfer the Property to another party (the "Transferee Borrower") and have the Transferee Borrower assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "Transfer and Assumption"). Borrower may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.2. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)       Lender's consent, which may be withheld in Lender's sole and absolute discretion, to a Transfer and Assumption shall be subject to the following conditions:

(i)       No Default or Event of Default has occurred and is continuing;

(ii)       Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

53

(iii)       Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(iv)       If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

(v)       If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such Securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

(vi)       Borrower shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with effecting the Transfer and Assumption;

(vii)       Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

(viii)     The identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender; and

(ix)        The proposed property manager and proposed Management Agreement shall be satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies; and

(x)         If all or any portion of the Loan is the subject of a colender, participation, syndication or other similar agreement and the consent or approval of one or more of the co-lenders, participants, syndicate lenders or other similar parties is required thereunder with respect to the proposed Transfer and Assumption, all such required consents or approvals have been obtained .

54

(c)       If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

(i) Borrower shall deliver to Lender an assumption fee in the amount of one percent (l %) of the then unpaid Principal.

(ii) Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

(iii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan;

(iv) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of C the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender's reasonable discretion (the "Endorsement"); and

(v) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys' fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d)       In addition to (and separate and distinct from) the foregoing provisions of this Section 5.26.2, Borrower shall have a one-time right to Transfer the Property to a special purpose entity (the "REITSPE") Controlled by a Real Estate Investment Trust that is an Affiliate of Borrower (the "Affiliated REIT") and have the Affiliated REIT assume all of Borrower's obligations under the Loan Documents, (collectively, a "REIT Transfer"), so long as:

(i) Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, the Affiliated REIT, the REIT SPE, Guarantor and Borrower;

(ii) the sales price for the conveyance of the Property from Borrower to the REIT SPE is equal to or greater than the appraised value of the Property as determined by Lender in connection with the closing of the Loan;

(iii) the REIT Transfer occurs during the first nine (9) months of the Loan term;

55

(iv) no Default or Event of Default has occurred and is continuing;

(v) Borrower and the REIT SPE enter into an assumption agreement in form and substance satisfactory to Lender and its counsel and execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

(vi) the organizational documents for the REIT SPE and the Affiliated REIT are approved by Lender and its counsel, including, without limitation, evidence satisfactory to Lender has been provided showing that the REIT SPE and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of the REIT SPE, the Affiliated REIT and their respective Affiliates;

(vii) Guarantor will remain liable for the Guaranteed Obligations (as defined in the Guaranty of Recourse Obligations made by Guarantor in favor of Lender dated of the even date herewith) and will control the Affiliated REIT in the same manner as they control Borrower;

(viii) members of the Affiliated REIT that are not also members of Borrower ("New REIT Members") shall not own more than 49% of the direct or indirect interests in the REIT SPE;

(ix) Guarantor, the REIT SPE, the New REIT Members and the Affiliated REIT, as applicable, (y) shall remake and shall be deemed to remake the representations contained in the Loan Documents, including those relating to Special Purpose Bankruptcy Remote Entity requirements, ERISA matters, the USA Patriot Act, OFAC and matters concerning Embargoed Persons, in each case as of the date of the REIT Transfer, and (z) shall satisfy, to Lender's satisfaction, Lender's "know your customer" requirements relating to the creditworthiness, reputation, background and qualifications of the Affiliated REIT; provided, however, that Lender's "know your customer" requirements will only apply if (l) any New REIT Member owns or will own equal to or more than a twenty percent (20%) direct or indirect interest in the Affiliated REIT, and (2) such REIT Transfer occurs in connection with a private offering and transfer using a confidential private placement memorandum, offering circular, prospectus, registration statement or similar offering document (as opposed to the Transfer of REIT shares on the Nasdaq Capital Market or any other nationally recognized stock exchange);

(x) the Affiliated REIT shall provide such legal opinions, endorsements to the Title Insurance Policies and other documentation as Lender shall reasonably require in form and substance satisfactory to Lender;

(xi) the Manager shall continue to be the property manager for the Property;

(xii) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

56

(xiii) If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such Securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption; and

(xiv) if the REIT Transfer occurs on or before nine (9) months from the date of this Agreement, Borrower shall not be required to pay an assumption fee; however, Borrower shall pay on demand, and shall have paid, all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, all recording fees, all fees payable to the title company for the delivery to Lender of the title endorsement and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering the proposed REIT Transfer, whether or not the same actually occurs.

5.27          Liens. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien.

5.28         Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents or (iv) cause, permit or suffer Sole Member to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of formation or operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.

57

5.29         Expenses.

(a)       Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender or Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer or, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings.

(b)       In addition, in connection with any Rating Comfort Letter, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the reasonable costs and expenses of Lender and Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

(c)       Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

58

5.30       Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by C Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

59

5.31         Patriot Act Compliance.

(a)       Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right, from time to time, to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be C amended from time to time, and corresponding provisions of future laws. Neither Borrower nor any partner in Borrower or member of such partner nor any owner of a direct or indirect interest in Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Government Lists", or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Government Lists".

60

(c) At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Key Principals or Guarantors shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§1 701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower, Key Principals or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Key Principals or Guarantors, as applicable, with the result that the investment in Borrower, Key Principals or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, Key Principals or Guarantors, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Key Principals or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

5.32        Approval of Major Contracts. Borrower shall not, without Lender's prior O consent: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which Borrower or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which Borrower or the Property is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which Borrower or the Property is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.

6.	NOTICES AND REPORTING

6.1          Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

Jefferies LoanCore LLC c/o LoanCore Capital

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Attention: Dan Bennett

Facsimile No.: (203) 861-6006

61

with a copy to:

Carlton Fields

1201 West Peachtree Street NW

Suite 3000

Atlanta, Georgia 30309

Attention: W. Gregory Null, Esq. Facsimile No.: (404) 815-3415

If to Borrower:

Medalist Fund I-A, LLC

I I S. 12th Street, Suite 401

Richmond, Virginia 23219

Attention: William R. Elliott

Facsimile No.: (804)-344-5072

with a copy to:

Kaplan Voekler Cunningham & Frank PLC

1401 E. cary Street

Richmond, Virginia 23219

Attention: D. Zachary Grabill

Facsimile No.: 804-823-4099

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2          Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower or Sole Member which might materially adversely affect Borrower's or Sole Member's condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower's or Sole Member's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, Sole Member, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

62

6.3           Financial Reporting.

6.3.1 Bookkeeping. Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

6.3.2 Annual Reports. Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower's annual financial statements audited by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (l) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (l) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP, (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (3) that as of the date of such Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (4) the amount by which operating expenses incurred by Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.

63

6.3.3 Monthly/Quarterly Reports. Borrower shall furnish to Lender within fifteen (15) days after the end of each calendar month prior to the Securitization and, thereafter, within thirty (30) days after the end of each calendar quarter (as indicated below) the following items: (i) monthly (or, if it is after the Securitization, quarterly) and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar month (or, if it is after the Securitization, such calendar quarter), all in form satisfactory to Lender; (ii) a balance sheet for such calendar month (or, if it is after the Securitization, such calendar quarter); (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property. Each such statement shall be accompanied by an Officer's Certificate certifying, to the best of the signer's knowledge, (l) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (subject to O normal year-end adjustments), (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (3) that as of the date of such Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (4) the amount by which operating expenses incurred by Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

6.3.4 Other Reports. Borrower shall furnish to Lender, within twenty (20) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Sole Member or Manager as may be reasonably requested by Lender or, if a Securitization has occurred, any applicable Rating Agency.

64

6.3.5 Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within thirty (30) days after a Cash Management Period and by November 30th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the "Annual Budget", and each Annual Budget approved by Lender is referred to herein as the "Approved Annual Budget")), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "Approved Operating Budget"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "Approved Capital Budget"). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

6.3.6 Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its discretion, an amount equal to $10,000 for each Required Record that is not delivered; provided Lender has given Borrower at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after Borrower's failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days' notice to Borrower to gain access to Borrower's books and records and prepare or have prepared at Borrower's expense, any Required Records not delivered by Borrower.

7.	INSURANCE' CASUALTY AND CONDEMNATION

7.1            Insurance.

7.1.1 Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance:

(a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including but not limited to fire, lightning, windstorm/hail, vandalism, and malicious mischief, boiler and machinery and subject to subsection (m) below, coverage for damage or destruction caused by the acts of "Terrorists", both foreign and domestic, (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, coverage for loss to the undamaged portion of the building, costs of demolition and increased cost of construction in amounts satisfactory to Lender. Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $10,000, , (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Mortgagee and Lender's Loss Payee on a Standard Mortgagee Endorsement.

65

(b) Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Special Flood Hazard Area, or such other Zone if Lender so requires in its sole discretion. Such coverage shall (i) be in an amount equal to the maximum limit available through the National Flood Insurance Program, (ii) include such excess limits in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (iii) have deductibles acceptable to Lender.

(c) Commercial general liability insurance, including coverage for personal injury, bodily injury, death, accident and property damage, and excess and/or umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1 and $2,000,000 in the aggregate (applying "per location" if the policy covers more than one location) for any policy year with no deductible or self-insured retention; together with at least $8,000,000 excess and/or umbrella liability insurance for any and all claims. Such excess and/or umbrella liability shall schedule the auto liability, liquor liability and/or employer's liability policies, to the extent such coverages are required. The policies described in this subsection shall also include coverage for Terrorism, elevators, escalators, independent contractors, and contractual liability for insured contracts (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents). Coverage shall include acts of foreign and domestic terrorism.

(d) Rental loss and/or business interruption insurance in an amount equal to 100% of the projected gross revenues and/or Rents (less any non-continuing expenses) for a period of at least 18 months. The period of indemnification shall include the initial period of restoration, which is the period of time required to rebuild the Property following a casualty, and an extended period of indemnity endorsement for a period of 6 months, which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual gross revenues and/or Rents increase. Coverage shall include acts of foreign and domestic terrorism.

(e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or such other amount acceptable to Lender.

(f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement and employer's liability with minimum limits of $1 each accident, $1,000,000 each disease per employee, and $1 each disease policy limit.

66

(g) During any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the insurance provided for in Section 7.1. I (c) and (B) the insurance provided for in Section 7.1.l(a), which shall, in addition to the requirements set forth in such Section, (l) be written on a builder's "all-risk" insurance on a completed value, non-reporting form, in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance and with deductibles acceptable to Lender and against all risks insured against pursuant to clauses (a), (b), Cd), G), and of Section 7.1.1 and (2) include permission to occupy the Property.

(h) If required by Lender, earthquake insurance (A) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible not in excess of 5% of the total insurable value of the Property, and (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender.

(i) Insurance against employee dishonesty in an amount acceptable to Lender (if applicable);

(j) Commercial auto liability coverage for all owned, non-owned and hired autos containing minimum limits per occurrence of $ I (if applicable);

(k) Liquor liability coverage containing minimum limits of $1,000,000 or in such greater amount as may be required by applicable Legal Requirements (if applicable).

(l) such other insurance (including environmental liability insurance, earthquake insurance and mine subsidence insurance) and such higher limits as may from time to time be reasonably required by Lender in order to protect its interests.

(m) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy), its business interruption/loss of rents coverage, and its liability insurance policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the "Full Replacement Cost" of the Property plus the rental loss and/or business interruption insurance required in clause (d) above; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the "Full Replacement Cost" of the Property plus the rental loss and/or business interruption coverage under clause (d) above; provided that such coverage is available. Borrower shall obtain the coverage required under this subsection G) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

67

7.1.2 Policies. All policies of insurance (the "Policies") required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of the State, with a claims "A2" or better by Moody's (to the extent Moody's rates the Securities and rates the applicable insurance company), and a rating of "A:X" or better in the current Best's Insurance Reports, unless otherwise approved by Lender in advance and in writing; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee/lender's loss payable (in the case of property insurance and business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a NonContributory Standard Mortgagee Clause/Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) with respect to property (including business interruption/loss of rents), commercial general liability and excess/umbrella liability policies, contain a waiver of subrogation in favor of Lender; (v) with respect to property policies (including business interruption/loss of rents), contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive C) at least thirty (30) days prior written notice of cancellation of any of the Policies, except ten (10) days' notice for cancellation due to non-payment of premium, such notice shall also be provided for Liability policies, when available; however, when not available for Liability policies, Borrower shall provide required notice to Lender; (C) such policy shall not contain any provision that would make the Lender liable for any premiums and commissions, provided that the policy need not waive the requirement that the premium be paid in order to effect continuation of coverage if the policy will be cancelled due to non-payment of premium and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vi) in the event any property insurance policy shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds and complete copies thereof delivered to Lender. In the event of foreclosure or other transfer of title, Borrower agrees that all proceeds payable thereunder pertaining to the Property shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title. Borrower shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a complete copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender agrees that the Policies may be in the form of a blanket policy provided that (i) such policy otherwise meets the requirements set forth herein this Section 7.1 and (ii) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would a separate Policy insuring only the Property in accordance with the terms of this Agreement.

68

7.2          Casualty.

7.2.1 Notice Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2 Settlement of Proceeds. If a Casualty covered by any of the Policies (an "Insured Casualty") occurs where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the "Proceeds"). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a "Significant Casualty"), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

69

7.3          Condemnation.

7.3.1 Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2 Collection of Award. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "Award") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the Interest Rate. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

70

7.4         Application of Proceeds or Award.

7.4.1 Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than fifteen percent (15%) of the unpaid Principal; (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements has been O damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the "Restoration"), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2 Application to Debt.

(a)       Except as provided in Section 7.4. I above, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note C and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3 below. Any prepayment of the Loan made pursuant to this Section 7.4.2 shall be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

71

(b)       (Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: (i) the net Award (after payment of Lender's costs and expenses and any other fees and expenses that have been approved by Lender), (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REM[C Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 7.4. Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 7.4.2(b), an additional amount equal to the Yield Maintenance Premium; provided, however, that if an Event of Default is not continuing, then the Yield Maintenance Premium shall not be payable.

7.4.3 Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower's expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the O final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

72

8.	DEFAULTS

8.1           Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

(a)       any portion of the Debt is not paid when due or Borrower shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.5, 3.6, 3.7 or 3.9 hereof;

(b)       any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3 hereof), subject to Borrower's right to contest Taxes in accordance with Section 5.2 hereof;

(c)       the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d)       a Transfer other than a Permitted Transfer occurs;

(e)       any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)       Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g)       a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or Guarantor; or Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)       Borrower breaches any covenant contained in Sections 5.12.1 (a) (f), 5.13, 5.15, 5.22, 5.25, 5.27 or 5.28 hereof;

(i) except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

73

(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l) [INTENTIONALLY DELETED;] or

(m) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

8.2           Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (D or (g) of Section 8.1 above) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1 above, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

74

8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3 Severance. (a) During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

(b) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

75

8.2.4 No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5 Lender's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and O fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt ( and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.	SECONDARY MARKET PROVISIONS

9.1           Sale of Note and Secondary Market Transaction.

9.1.1 General: Borrower Cooperation. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgage (each such sale, assignment, participation and/or securitization is referred to herein as a "Secondary Market Transaction ", and the transactions referred to in clause (iii) shall be referred to herein as a "Securitization"). In connection with any Secondary Market Transaction, Borrower shall, at Borrower's reasonable expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other information with respect to the Property, Borrower and its C Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (b) at Borrower's expense, cause counsel to render opinions as to any opinion customary in securitization transactions with respect to the Property, Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (c) make such representations and warranties as of the date hereof of any Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower's organizational documents, as may be requested by Lender or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction. Borrower shall pay all reasonable third party costs and expenses incurred by Lender in connection with a Secondary Market Transaction. Borrower's cooperation obligations set forth herein shall continue until the Loan has been paid in full.

76

9.1.2 Use of Information. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1 933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1 934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

9.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, O pertaining to Borrower, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "Underwriters") retained by Lender or its issuing company affiliate (the "Issuer") in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "Registration Statement"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the "Lender Group"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Property or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such Disclosure Document.

77

9.1.4 Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

9.1.5 Indemnification Procedure. Promptly after receipt by an indemnified party under Section 9.1.3 above or Section 9.1.4 above of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, C Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 9.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Borrower is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings.

78

9.1.6 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 above or Section 9.1.4 above is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9. I .3 above or Section 9. I .4 above, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section I I(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Lender Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

9.2           Severance of Loan. Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one or more senior and subordinate notes C (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (i) through (iv) above, in whatever proportion and whatever priority Lender determines, and (v) modify the Loan Documents with respect to the newly created notes or components of the Note such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Interest Rate immediately prior to such modification. If requested by Lender, Borrower (and Borrower's constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations.

79

10.	MISCELLANEOUS

10.1         Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and C obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "Borrower 's Recourse Liabilities "):

80

(a)       fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)       the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(c)       material physical waste of the Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of the Property;

(d)       any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)       all Rents of the Property received or collected by or on behalf of Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);

(f)       misappropriation or conversion by or on behalf of Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, advance deposits, any other deposits, rents collected in advance, funds held by Borrower for the benefit of another party and Lease Termination Payments);

(g)       the failure to pay Taxes, provided Borrower shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount and Lender failed to pay same;

(h)       the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Section 4.21 hereof and Section 5.8 hereof, and clauses (viii) through (xi) of Section 5.30 hereof;

(i)        the failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(j)        any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender in accordance with the provisions of the Loan Documents;

81

(k)        the failure to obtain and maintain the fully paid for Policies in accordance with Section 7.1.1 hereof;

(l)        Borrower's indemnification of Lender set forth in Section 9.1 hereof; and/or

(m)      any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), I I I I (b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a "Springing Recourse Event"):

(i)        an Event of Default described in Section 8. I (d) hereof shall have occurred;

(ii)        a breach of any of the representations set forth in the "Recycled SPE Certificate" delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4. I (b) hereof or a breach of the covenants set forth in Section 5.13 hereof;

(iii)       Borrower files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv)       Borrower is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by Borrower, or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(v)       the filing of an involuntary petition against Borrower under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower colludes with or otherwise assists such Person, and/or (y) Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower by any Person;

(vi)       Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

82

(vii)       Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for Borrower or any portion of the Property;

(viii)       Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; and/or

(ix)       if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan.

10.2         Brokers and Financial Advisors. (a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than PHILLIPS REALTY CAPITAL ("Broker") whose fees shall be paid by Borrower pursuant to a separate agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b) Notwithstanding anything in Section 10.2(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender's sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

10.3         Retention of Servicer.

(a)       At the option of Lender, the Loan may be serviced by the Servicer and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and the Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement.

83

(b)       Borrower shall pay any fees and expenses of the Servicer and any customary third-party fees and expenses in connection with a prepayment, release of the Property, approvals under the Loan Documents requested by Borrower, defeasance, assumption of Borrower's obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, attorneys' fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.

10.4          Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All of Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5         Lender's Discretion; Rating Agency Review Waiver.

(a) Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender's reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b) Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any applicable Rating Agency "declines review", "waives review" or otherwise indicates in writing or otherwise to Lender's or Servicer's satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a "Review Waiver"), then the Rating Comfort Letter requirement with respect to such Rating Agency shall C be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required.

(c) Prior to a Securitization or in the event that there is a Review Waiver, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.

84

10.6         Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

85

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT RICHARD YELLEN, RICHARD L. YELLEN & ASSOCIATES, LLP, Ill BROADWAY, 1 1TH FLOOR, NEW YORK, NEW YORK 10006, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

86

10.8        BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED To FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9        Headings/Schedules. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11        Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12        Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

87

10.13        Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

10.14       Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15        Offsets Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16       Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower's approval.

10.17       Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

88

10.18       Conflict Construction of Documents• Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

10.19       No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

89

10.20       Yield Maintenance Premium. Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur C) costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in Article 7 hereof, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower's obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

10.21       Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

10.22        INTENTIONALLY DELETED.

10.23      Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

10.24      Joint and Several Liability. If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such O Persons hereunder shall be joint and several.

90

10.25      Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

10.26       Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.27       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.28       Negation of Implied Right to Cure Events of Default. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Agent or Lender during the "continuance" of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrower written notice of such Event of Default, in each case without the consent of Agent, which consent may be withheld, delayed or denied by Agent in its sole and absolute discretion.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

91

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

MEDALIST FUND I-A, LLC, a Delaware limited liability company

By: Medalist Fund Manager, Inc., a Virginia corporation, its Manager

By:	/s/ William R. Elliott

Name:	William R. Elliott

LENDER:

JEFFERIES LOANCORE LLC, a Delaware limited liability company

By:	/s/ Thomas R. Aschmeyer
Name:	Thomas R. Aschmeyer

Title:	Managing Director

Schedule 1

Required Repairs

Required Repair Item	Estimated Cost	Reserve Deposit Amount (120%) of Estimated Cost
l. Topography, storm water drainage, and retaining walls	$7,500	$9,000
2. landscaping, fencing, signage, site lighting	$7,500	$9,000
3. cladding	$5,250	$6,300

Total Reserved:		$24,300

Sch. 1-1

Schedule 2

Exceptions to Representations and Warranties

NONE

Sch. 2-1

Schedule 3

Rent Roll

[see attached page(s)]

Sch. 3-1

Rent Roll

Property 2070 From Date: 1/31/2016 By Property

Property	Unit(s)	Lease	Lease Type	Area	Lease From	Lease To	Term	Monthly Rent	Monthly Rent Per Area	Annual Rent	Annual Rent Per Area	Annual Rec Per Aea	Annual Misc. Per Area	Security Deposit	LOC Amount/ Bank Guarantee
2070 - Franklin Square, Gastonia
Current Leases
2070	A100	ASHLEY FURNITURE HOME STORE	Commercial	34,682.00	5/14/2007	5/12/2022	180	45,357.58	1.31	544,290.72	15.69	250.00	0.00	0.00	0.00
2070	B100	HH GREGG APPLIANCES #95	Commercial	30,000.00	1/18/2007	1/31/2022	181	26,875.00	0.90	322,500.00	10.75	3.35	0.00	0.00	0.00
2070	C100	TMA Play Gastonia, Inc	Commercial	12,632.00	9/1/2015	8/31/2025	120	7,184.45	0.57	86,213.40	6.82	3.15	0.00	10,500.00	0.00
2070	D110	VACANT		5,295.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	D140	Celina Salon Spa	Commercial	1,628.00	10/1/2015	9/30/2020	60	2,577.67	1.58	30,932.04	19.00	0.00	0.00	5,155.34	0.00
2070	D150	VACANT		1,880.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	E100	KURE CORP	Commercial	2,000.00	9/1/2014	9/1/2019	60	3,740.00	1.87	44,880.00	22.44	1.76	0.00	0.00	0.00
2070	E110	VACANT		1,445.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	E120	VACANT		2,790.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	F100	MOE'S SOUTHWEST GRILL	Commercial	2,871.00	3/5/2010	3/4/2020	120	5,263.50	1.83	63,182.00	22.00	3.90	0.00	0.00	0.00
2070	F110	VACANT		1,776.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	F120	BEN & JERRY'S	Commercial	1,000.00	9/1/2009	8/31/2019	120	2,309.96	2.31	27,719.52	27.72	3.85	0.00	2,041.67	0.00
2070	F130	VACANT		3,275.00			0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2070	G100	T-MOBILE #NCGAA002904	Commercial	2,492.00	7/27/2007	7/31/2019	145	5,430.48	2.18	65,165.76	26.15	3.50	0.00	0.00	0.00
2070	G120	CYCLE GEAR	Commercial	4,525.00	2/1/2008	1/31/2025	204	7,164.58	1.58	85,974.96	19.00	3.50	0.00	9,562.50	0.00
2070	G130	LENDMARK FINANCIAL SERVICES, LLC	Commercial	1,963.00	4/19/2017	4/18/2019	60	3,189.88	1.83	38,278.58	19.50	3.73	0.00	3,108.08	0.00
2070	G140	HOOT OWL VENTRUES, LLC	Commercial	1,445.00	1/20/2014	4/20/2019	63	2,303.75	1.59	27,645.00	19.13	3.27	19.13	11,518.75	0.00
2070	G160	MATTRESS FIRM #2430	Commercial	3,010.00	2/1/2008	1/31/2020	144	5,016.67	1.67	60,200.04	20.00	2.85	0.00	0.00	0.00
2070	H100	GOLD'S GYM 2	Commercial	2,915.00	10/3/2011	10/2/2016	60	3,182.21	1.09	38,166.52	13.10	3.90	0.00	2,000.00	0.00
2070	H110	ARMED FORCES CAREER CENTER	Commercial	4,260.00	4/5/2010	4/4/2016	72	7,455.05	1.75	89,460.60	21.00	3.51	0.14	0.00	0.00
2070	H150	THAI HOUSE	Commercial	3,376.00	11/1/2009	10/31/2025	192	5,324.58	1.58	63,895.08	18.93	3.86	0.00	0.00	0.00
2070	I130	GOLD'S GYM GASTONIA	Commercial	8,979.00	10/3/2011	10/2/2016	60	9,802.08	1.09	117,624.96	13.10	3.90	0.00	0.00	0.00
Total Current				134,239.00				142,177.43	1.06	1,706,129.18	12.71	2.72	0.21	43,886.34	0.00

	Total Units	Total Area	Percentage	Monthly Rent	Annual Rent
Occupied	16	117,778.00	87.73	142,177.43	1,706,129.18
Vacant	6	16,461.00	12.26	0.00	0.00

Friday, February 05, 2016
03:44 PM

Sch. 3-2

Rent Roll

Property 2070 From Date: 1/31/2016 By Property

Property	Unit(s)	Lease	Lease Type	Area	Lease From	Lease To	Term	Monthly Rent	Monthly Rent Per Area	Annual Rent	Annual Rent Per Area	Annual Rec Per Aea	Annual Misc. Per Area	Security Deposit	LOC Amount/ Bank Guarantee
Total	22	134239.00		142,177.43	1,706,129.16

Friday, February 05, 2016
03:44 PM

Sch. 3-3

Schedule 4

Organization of Borrower

Sch. 4-1

Medalist Fund l, LLC

Ownership Percentages

12/31/2015

	Investment	Commitment

Investor	Date	Amount

Wallace B. Millner, Ill	12/31/2012	100,000.00	0.8753%
W. Bates Chappell	1/2/2013	100,000.00	0.8753%
William B. Mason	1/2/2013	100,000.00	0.8753%
Langdon T. Christian, IV	1/3/2013	100,000.00	0.8753%
William C. Gay	1/3/2013	500,000.00	4.3764%
West Entities, LLC, c/o David Richardson, Manager	1/4/2013	200,000.00	1.7505%
W. Hunter Goodwin, I l l	1/15/2013	250,000.00	2.1882%
C. Garland Hagen	1/16/2013	150,000.00	1.3129%
The Kanawha-Gauley Coal & Coke Company	1/23/2013	150,000.00	1.3129%
Kanipe Investments, Inc	2/5/2013	250,000.00	2.1882%
William T. Miller, Jr	2/22/2013	100,000.00	0.8753%
Charles A. & Louise H. Williamson	2/22/2013	150,000.00	1.3129%
Isaac L. & Susan R. Wornom, I l l	2/28/2013	100,000.00	0.8753%
Steven H. Morton	3/8/2013	100,000.00	0.8753%
Martin L. Brill	4/22/2013	100,000.00	0.8753%
A. James Fontaine and Susan F. Fontaine, Tenants by the Entireties	5/9/2013	100,000.00	0.8753%
Edmund Winston Trice	5/20/2013	100,000.00	0.8753%
HF - Medalist, LLC	5/23/2013	225,000.00	1.9694%
Hugh A. Joyce	5/23/2013	100,000.00	0.8753%

Sch. 4-2

D. Kyle Woolfolk	5/23/2013	200,000.00	1.7505%
MidAtlantic IRA, LLC: FBO James C. Wheat, Ill Roth IRA	5/23/2013	200,000.00	1.7505%
William Richmond McDaniel	5/28/2013	200,000.00	1.7505%
MidAtlantic IRA, LLC: FBO William D. Deep, Jr. IRA	5/28/2013	50,000.00	0.4376%
Cobblestone Private Income Fund, L.P	5/30/2013	700,000.00	6.1269%
William R. Elliott	5/30/2013	100,000.00	0.8753%
Neil and Shaun Sullivan	5/30/2013	100,000.00	0.8753%
MidAtlantic IRA, LLC: FBO Harold J. Williams IRA	5/30/2013	50,000.00	0.4376%
Thomas E. Messier	5/31/2013	100,000.00	0.8753%
John M. Daniel, I l l	11/27/2013	100,000.00	0.8753%
George E. Calvert	12/13/2013	100,000.00	0.8753%

Sch. 4-3

William Hunter Goodwin I l	1/7/2014	250,000.00	2.1882%
William C. Gay	1/9/2014	500,000.00	4.3764%
Susan S. Monday Revocable Trust	1/17/2014	100,000.00	0.8753%
Robert P. Wilson	1/21/2014	100,000.00	0.8753%
Langdon T. Christian, IV	1/31/2014	100,000.00	0.8753%
Betty Sands Christian IRREV Trust	1/31/2014	100,000.00	0.8753%
MidAtlantic IRA, LLC: FBO David G Shuford	2/5/2014	100,000.00	0.8753%
Steven H. Morton	2/7/2014	100,000.00	0.8753%
C. Garland Hagen	2/19/2014	50,000.00	0.4376%
Jennifer L Reidlinger TTEE	3/21/2014	200,000.00	1.7505%
Susan Everett	3/24/2014	100,000.00	0.8753%
Sumati B Shah Revocable Trust	3/24/2014	100,000.00	0.8753%

Sch. 4-4

1998 Denise Oliphant Revocable Living Trust	3/24/2014	100,000.00	0.8753%
Restated Revocable Trust c/o Frank E. Laughon, JR	3/24/2014	100,000.00	0.8753%
Judith & Donald Carr	3/25/2014	100,000.00	0.8753%
Diana S Stuckey	3/25/2014	100,000.00	0.8753%
Pamela R. Hall	3/27/2014	100,000.00	0.8753%
Jonathan Stoller Revocable Trust	3/27/2014	100,000.00	0.8753%
John R. & Shirley T. Seibert	3/27/2014	250,000.00	2.1882%
J. Herbert Hamsher TTEE, Deli Revocable Trust	3/27/2014	200,000.00	1.7505%

Tomas R Abad	4/4/2014	100,000.00	0.8753%
Robert J. O'Brien	4/15/2014	100,000.00	0.8753%
David & Lynne Fischgrund	4/15/2014	100,000.00	0.8753%
Guilford PE 1, LLC	5/5/2014	500,000.00	4.3764%
Roger & Joanne Olsen	5/9/2014	125,000.00	1.0941%
William T. Miller, Jr	5/12/2014	100,000.00	0.8753%
West Entities, LLC, c/o David Richardson, Manager	5/13/2014	100,000.00	0.8753%
Gary A Kremen	5/15/2014	50,000.00	0.4376%
AJA Enterprises LLC	5/21/2014	50,000.00	0.4376%
Louise D. Williams	5/27/2014	100,000.00	0.8753%
Midatlantic IRA LLC: William Cogar	6/4/2014	100,000.00	0.8753%
James H. Whitten I l	6/5/2014	100,000.00	0.8753%

William B. Mason	7/29/2014	50,000.00	0.4376%
George E. Calvert	7/29/2014	50,000.00	0.4376%
Kanipe Investments, Inc	8/8/2014	350,000.00	3.0635%
AJA Enterprises LLC	8/22/2014	50,000.00	0.4376%

Carol J Wood Revocable Trust	9/10/2014	100,000.00	0.8753%
Janet Winkelman	9/26/2014	75,000.00	0.6565%

Sch. 4-5

James C. Wheat, Ili	10/2/2014	200,000.00	1.7505%
William Cogar IRA	10/16/2014	50,000.00	0.4376%
James C Barden	11/3/2014	150,000.00	1.3129%
Carol K Kaczmarek	11/4/2014	100,000.00	0.8753%
Patti Nunnally	11/17/2014	100,000.00	0.8753%
John Smart Il	11/17/2014	100,000.00	0.8753%
Neil P Farmer	12/10/2014	50,000.00	0.4376%
MidAtlantic IRA, FBO John J Caplice	12/12/2014	100,000.00	0.8753%
Laurie W Albertini Rev trust	12/12/2014	100,000.00	0.8753%
Thomas A. Phelan Rollover IRA	12/19/2014	50,000.00	0.4376%
Richard Holbrook SEP IRA	12/19/2014	50,000.00	0.4376%
Patricia Kay Baldwin	12/19/2014	150,000.00	1.3129%
R. Paul Ashton Rollover IRA	12/22/2014	100,000.00	0.8753%
Kathleen Wheeler Rollover IRA	12/23/2014	100,000.00	0.8753%
John Brennan	12/24/2014	50,000.00	0.4376%
Vrandavan LLC	12/30/2014	50,000.00	0.4376%
TOTALS		$11,425,000.00	100.0000%

Sch. 4-6

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

(l) A "Special Purpose Bankruptcy Remote Entity" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i)        was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii)       has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)      has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)     has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or O membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)      if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi)     if such entity is a corporation, has and will have at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

(vii)    if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company;

Sch. 5-1

(viii)   if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix)      has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

(x)            has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(xi)           has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)          has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii)         has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)        has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)         has held and will hold its assets in its own name;

(xvi)        has conducted and will conduct its business in its name;

(xvii)       has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii)      has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

Sch. 5-2

(xix)        has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)         has maintained and will maintain an arm's-length relationship with its Affiliates;

(xxi)        (a) if such entity owns the Property, has no and will not have any indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (l) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (l ) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxii)       has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii)      has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)     has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxv)       except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)      has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii)     has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii)    has not made and will not make loans to any Person;

(xxix)       has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)       has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

Sch. 5-3

(xxxi)       has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii)      has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents; and

(xxxiii)    will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

(Il) "Single Member Bankruptcy Remote LLC" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i)            was and will be organized solely for the purpose of owning the Property;

(ii)           has not engaged and will not engage in any business unrelated to the ownership of the Property;

(iii)          has not had and will not have any assets other than those related to the Property;

(iv)          has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited liability company agreement or certificate of formation;

(v)           has not, and without the unanimous consent of all of directors (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

Sch. 5-4

(vi)          has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(vii)         has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(viii)       has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)          has not commingled and will not commingle its funds or assets with those of any other Person;

(x)           has held and will hold its assets in its own name;

(xi)          has conducted and will conduct its business in its name;

(xii)         has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xiii)        has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xiv)        has observed and will observe all limited liability company formalities;

(xv)         has maintained and will maintain an arm's-length relationship with its Affiliates;

(xvi)        has not and will not have any indebtedness other than Permitted Indebtedness;

(xvii)        has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xviii)      has not and will not acquire obligations or securities of its partners, members or shareholders;

(xix)         has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xx)          except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxi)        has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

Sch. 5-5

(xxii)        has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxiii)       has not made and will not make loans to any Person;

(xxiv)       has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;

(xxv)       has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxvi)       has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxvii)      has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents;

(xxviii)     will consider the interests of its creditors in connection with all limited liability company actions;

(xxix)       has maintained and will maintain its accounts, books and records separate from any other person;

(xxx)        has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors designated by Sole Member, and at all times there shall be at least two (2) duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless, at the time of such action there are at least two (2) members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote;

Sch. 5-6

(xxxi)       has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "Special Member") and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director, (D) to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower's creditors), such Independent Director shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and (E) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; and

(xxxii)      has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Delaware Act") or (y) the entry of a decree of judicial dissolution under Section 18 802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the O bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18 804 of the Delaware Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

Sch. 5-7

(Ill) "Cause" shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to such Independent Director's or Independent Manager's, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of Borrower's C organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director's or Independent Manager's, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable.

(IV) "Independent Director" or "Independent Manager" means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower's operating agreement providing for the appointment of such Independent Director or Independent Manager to become a "special member" upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

Sch. 5-8

(i)       a stockholder, director (other than as an Independent Director), officer, employee, partner, attomey or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii)       a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii)       a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv)       a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

(V) "Nationally Recognized Service Company" means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd. or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. 5-9

Schedule 6

Intellectual Property/Websites

NONE

Sch. 6-1

Schedule 7

REA

Right of Way Encroachment Agreement recorded in Book 1791, Page 484

Sch. 7-1

Schedule 8

Leasing Plan

The Shops at Franklin Square

Sch. 8-1